1 2018 | Guidance Presentation

2FORWARD LOOKING STATEMENTS This presentation should be read in conjunction with the unaudited condensed consolidated financial statements appearing in our press release dated February 6, 2018, which has been furnished as Exhibit 99.1 to our Form 8-K filed on February 6, 2018. The Company makes statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding our 2018 outlook and related assumptions, anticipated growth in our funds from operations, normalized funds from operations, adjusted funds from operations, funds available for distribution and net operating income are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). For further discussion of risk factors and other events that could impact our future results, please refer to the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC), and the documents subsequently filed by us from time to time with the SEC. The Company does not provide a reconciliation for its guidance range of Normalized FFO per diluted share to net income per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimate of reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Normalized FFO per diluted share would imply a degree of precision for its forward-looking net income per diluted share that could be misleading to investors.

3 Guidance Assumptions • Raising $55 million through the ATM program for a full year weighted average share count of 64.5 million • Interest expense is calculated based on the Forward LIBOR Curve, which forecasts rates rising to 2.2% by year end • Acquisition of four retail centers • Disposition of a newly constructed distribution center in the fourth quarter of 2018 2018 OUTLOOK & ASSUMPTIONSOutlook Low High Total NOI $80.7M $81.4M Construction Segment Gross Profit $4.4M $7.5M G&A expenses $10.7M $11.0M Interest income $9.0M $9.5M Interest expense $19.7M $20.3M Normalized FFO per diluted share $1.00 $1.05 In millions except per share

4NOI GROWTH SINCE IPO $20 $30 $40 $50 $60 $70 $80 $90 2013 2014 2015 2016 2017 2018 Est. M ill io n s Operating Portfolio NOI Development NOI Acquisition NOI Estimate 2018 NOI to Increase 10% Over Prior Year

5EVOLVING PORTFOLIO NOI COMPOSITION 45% 10% 15% 16% 15% 6% 16% 14% 15% 49% Construction 4% Multifamily 25% Office 12% Mixed Use 31% Retail 29% 2017 2018 Estimated Projected Operating Portfolio with Stabilized Pipeline Center Location Featured Tenants Indian Lakes Virginia Beach, VA Harris Teeter/Wawa Parkway Centre Moultrie, GA Publix Two Potential Acquisitions South Carolina Lowes Foods 37% 12% 32% 5% 15% 2018 Closed and Potential Acquisitions Retail Entertainment & Mixed Use Retail Multifamily Office Construction

6CONSTRUCTION BUSINESS SUMMARY $0 $1 $2 $3 $4 $5 $6 $7 $8 2013 2014 2015 2016 2017 2018 Est. ⁽¹⁾ Mil lion s Operating Gross Profit Potential Profit on Sale of Fortune 50 Distribution Center - Net of Taxes (1) 2018 Operating Gross Profit includes market fee for distribution center construction & development

7PROJECTS DELIVERED SINCE IPO PROJECT NAME PRODUCT TYPE SF OR UNITS DELIVERY INVESTMENT 4525 Main Street Virginia Beach, VA Office 239,000 SF 3Q14 $53M Encore Apartments Virginia Beach, VA Multifamily 286 Units 3Q14 $32M Whetstone Apartments(1) Durham, NC Multifamily 203 Units 3Q14 $29M Greentree Chesapeake, VA Retail 18,000 SF 4Q14 $6M Oceaneering(1) Chesapeake, VA Office 155,000 SF 1Q15 $25M Commonwealth of Virginia (1) Chesapeake, VA Office 36,000 SF 1Q15 $7M Commonwealth of Virginia (1) Virginia Beach, VA Office 11,000 SF 1Q15 $3M Sandbridge Commons Virginia Beach, VA Retail 70,000 SF 1Q16 $13M Lightfoot Marketplace(2)(3) Williamsburg, VA Retail 109,000 SF 3Q16 $24M Brooks Crossing(2)(3) Newport News, VA Retail 18,000 SF 3Q16 $3M Johns Hopkins Village Baltimore, MD Multifamily 157 Units 3Q16 $69M TOTAL INVESTMENT 656,000 SF/ 646 Units $264M MANAGEMENT ESTIMATED VALUE CREATION OF APPROXIMATELY 20% AHH TYPICALLY DEVELOPS $150-200 million EVERY 18-24 MONTHS (1) Realized value of disposed properties created from the wholesale to retail spread (2) Majority Interest in Joint Venture (3) AHH earns a preferred return on equity prior to any distributions to JV Partners

AHH LISTED NYSE

PROJECTS UNDER DEVELOPMENT

8

Current Development Pipeline

Development Projects[1]	PRODUCT TYPE	DELIVERY[1]	INVESTMENT[2]
Annapolis Junction[3] *Annapolis Junction, MD*	Multifamily	3Q17	$106M
Point Street Apartments[3] *Baltimore, MD*	Multifamily	1Q18	$98M
One City Center[5] *Durham, NC*	Mixed-Use	3Q18	$44M
Town Center Phase VI *Virginia Beach, VA*	Mixed-Use	3Q18	$43M
Harding Place[4][6] *Charlotte, NC*	Multifamily	3Q18	$47M
Market at Mill Creek[4][6] *Mt. Pleasant, SC*	Retail	1Q19	$23M
Brooks Crossing[4][6] *Newport News, VA*	Office	1Q19	$22M
King Street[4] *Charleston, SC*	Multifamily	3Q19	$48M
Meeting Street[4] *Charleston, SC*	Multifamily	3Q19	$53M
TOTAL INVESTMENT			~ $484M

MANAGEMENT ESTIMATED EQUITY CREATION OF APPROXIMATELY 20%

(1) For ownership structure, see page 17 of the 4Q17 Supplemental package
(2) Timing and investment amounts are estimates and subject to change as the development process demands.
(3) Mezzanine Investments with 88% purchase option
(4) Majority Interest in Joint Venture
(5) Minority Interest in Joint Venture
(6) AHH earns a preferred return on equity prior to any distributions to JV Partners



Total Estimated Value Creation

YEAR DELIVERED	INVESTMENT
2014	$120M
2015	$48M
2016	$96M
2018-2019[1]	$484M[1]
TOTAL INVESTMENT	~ $748M

MANAGEMENT ESTIMATED EQUITY CREATION OF APPROXIMATELY 20%

(1) Timing and investment amounts are estimates and subject to change as the development process demands.

92018 OUTLOOK & ASSUMPTIONS Guidance Assumptions Raising $55 million through the ATM program for a full year weighted average share count of 64.5 million • Interest expense is calculated based on the Forward LIBOR Curve, which forecasts rates rising to 2.2% by year end • Acquisition of four retail centers • Disposition of a newly constructed distribution center in the fourth quarter of 2018 Outlook Low High Total NOI $80.7M $81.4M Construction Segment Gross Profit $4.4M $7.5M G&A expenses $10.7M $11.0M Interest income $9.0M $9.5M Interest expense $19.7M $20.3M Normalized FFO per diluted share $1.00 $1.05